Exhibit 32.0
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Annual Report of L. B. Foster Company (the “Company”) on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 14, 2005

By:	/s/ Stan L. Hasselbusch

Stan L. Hasselbusch
President and Chief Executive Officer
Date: March 14, 2005

By:	/s/ David J. Russo

David J. Russo
Senior Vice President, Chief Financial Officer and Treasurer

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